Exhibit 3.283

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/25/1998 981455111 - 2971313

CERTIFICATE OF FORMATION

OF

SAMARITAN, LLC

Under Section 18-201 of the

Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is Samaritan, LLC (the “Company”).

SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 25, 1998.

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 12/31/2001 020083995 - 29713I3

CERTIFICATE OF AMENDMENT

OF

Samaritan, LLC

1.	The name of the limited liability company is Samaritan, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Samaritan, LLC this 10th day of December, 2001.

Samaritan, LLC

/s/ Mary R. Adams
Mary R. Adams, as Assistant Secretary